EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Joe Hassett	Katie Nicolai
Senior Vice President	Senior Account Manager
Gregory FCA	Gregory FCA
610-228-2110	610-228-2128
joeh@gregcomm.com	katien@gregcomm.com

USA Technologies Closes $10.7 Million Common Stock Private Placement Offering

Proceeds to be used Primarily to Support Continuation of JumpStart Program

MALVERN, PA, March 17, 2011 -- USA Technologies, Inc. (NASDAQ: USAT), a leader in the networking of wireless, non-cash transactions, announced today it has closed the sale to institutional investors of an aggregate of 5,200,000 shares of its common stock and warrants to purchase up to 3,900,000 additional shares of its common stock.  The sale raised a total of $10.7 million, with net proceeds of approximately $9.9 million, after deducting fees and expenses.  The proceeds of the offering will be used primarily to support the continuation of the Company’s JumpStart program under which USA Technologies, Inc. generated over 32,000 new connections in calendar year 2010.

“We are pleased to have quickly closed this transaction so that we can put the proceeds to work in our successful JumpStart program,” said George Jensen, Chairman and Chief Executive Officer of USA Technologies. “As cashless payments become increasingly adopted across a variety of  small-ticket, unattended retail industries such as vending, laundry, kiosk and car wash, we believe that having a proven program such as JumpStart enhances our ability to accelerate growth, build shareholder value, and sustain our industry leadership.”

Chardan Capital Markets acted as sole placement agent to USA Technologies, Inc. for this transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 79 patents and has agreements with AT&T, Visa, Compass and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: business, financial market and economic conditions; the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; whether the Company’s customers continue to operate or commence operating ePorts received under the Jumpstart program or otherwise at levels currently anticipated by the Company; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to obtain widespread commercial acceptance of it products; and whether the Company's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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